EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Third Quarter 2010

* Q3'10 net income increases by 90.7% year-over-year to $18.8 million

* Items sold during Q3'10 increase by 30.1% year-over-year to 10.4 million

* Total payment transactions during Q3'10 increase by 120.3% year-over-year to 1.9 million

BUENOS AIRES, Argentina, Nov. 3, 2010 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the third quarter ended September 30, 2010.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "We are pleased with our strong third quarter results, which once again benefitted from sustained secular trends that continue to drive e-commerce growth in the region. Accordingly, we are confident that our platform of complementary offerings is the right approach. MercadoPago, our payments solution, continues to quickly gain ground as buyers are attracted to our seamless, easy-to-use marketplace, MercadoLibre. Looking ahead, this will be even more relevant as the holidays approach."

Third Quarter 2010 Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended September 30, 2010 of $56.0 million, representing 10.6% year-over-year growth in U.S. dollars and 23.2% year-over-year growth in local currencies. Growth rates were negatively impacted since the company began to pre-sell financing receivables, therefore reporting as revenues for the third quarter of 2010 the net amount collected from these pre-sales. Had financing receivables also been pre-sold during the third quarter of 2009, respective year-over-year growth in net revenues would have been 19.9% in U.S. dollars and 33.6% in local currencies.

Items sold on MercadoLibre grew 30.1% to 10.4 million while total Payments transactions through MercadoPago grew 120.3% to 1.9 million when compared to the third quarter of 2009. In local currencies, gross merchandise volume and total payments volume grew 26.5% and 63.0% year-over-year, respectively. In U.S. dollars, gross merchandise volume for the quarter grew 12.3% year-over-year to $888.1 million, while total payment volume grew 66.6% year-over-year to $189.9 million.

Gross profit grew 10.7% to $44.5 million from $40.2 million in the prior year quarter. The third quarter 2010 gross profit margin was 79.5%, flat versus the third quarter of 2009.

Income from operations grew 1.7% to $19.3 million in the third quarter of 2010 compared to $19.0 million in the third quarter of 2009. Operating income margin for the third quarter of 2010 was 34.5%.

Net Income before Income/Asset Tax Expense for Q3 2010 was $19.8 million, representing 59.4% growth in U.S. dollars.

Net income for the three-month period ended September 30, 2010 was $18.8 million, representing 90.7% growth in U.S. dollars and 109.4% growth in local currencies. Net income margin was 33.6% for the third quarter of 2010, compared to 19.5% for the same period last year. Strong net income growth was aided by a one-time tax benefit of $4.6 million. Earnings per share for the third quarter of 2010 were $0.43 compared to $0.22 for the prior year quarter.

Free cash flow, defined as cash from operating activities less property plant and equipment expenditures, was $9.2 million for the three month period ending September 30 2010, net of an extraordinary $3.3 million dollar investment in new offices for Argentina and Brazil.

The following table summarizes certain key performance metrics for the three months ended September 30, 2009 and 2010.

Three month ended September 30, (in millions)	2009	2010	%YOY
Total confirmed registered users at the end of period	40.2	50.2	25.0%
New confirmed registered users during the period	2.4	2.8	17.0%
Gross merchandise volume	$ 791.0	$ 888.1	12.3%
Items sold	8.0	10.4	30.1%
Total payments volume	$ 114.0	$ 189.9	66.6%
Total payments transactions	0.9	1.9	120.3%

Change in MercadoPago Financing Operations

Starting in the third quarter of 2010, the company began to pre-sell credit card receivables from its MercadoPago financing operations. For this reason, starting in the third quarter of 2010, MercadoPago financing revenues now represent the net amount received from financing institutions as a result of pre-selling these installment related financing receivables. Credit card receivables are being pre-sold in order to: (a) better manage credit risk, (b) generate increased predictability of the associated cost and (c) not assume any financing risk.

The following table may prove helpful to analyze the annual evolution of the company's revenue growth, as it shows consolidated net revenues since Q3 of 2008 net of MercadoPago financing cost:

Figures in US dollars	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010

Consolidated Net Revenues	40,260,643	33,449,739	32,322,501	40,901,799	50,599,276	49,020,045	45,937,774	52,510,331	55,951,378
MercadoPago Financing Costs (*)	1,253,007	4,978,442	2,330,530	3,246,008	3,927,577	3,990,072	3,383,142	3,949,545	--
Consolidated Net Revenues Net of MercadoPago Financing Costs	39,007,636	28,471,297	29,991,971	37,655,791	46,671,699	45,029,973	42,554,632	48,560,786	55,951,378

Growth % Over Prior Year	n/a	n/a	n/a	n/a	19.6%	58.2%	41.9%	29.0%	19.9%

(*) Included in Cost of Net Revenues and Interest Expense and Other Financial Charges.

Conference Call and Webcast

MercadoLibre will host a conference call and audio webcast on November 3, 2010 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (970) 315-0420 (Conference ID 20983737) and requesting inclusion in the call for MercadoLibre. The live conference call can also be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold (Successful items sold) – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Gross profit margin – Defined as gross profit as percentage of net revenues.

Operating margin – Defined as income from operations as a percentage of net revenues.

Net Income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flow from operating activities less property plant and equipment expenditures.

Local currency metric growth – Calculated by applying the average 2009 monthly exchange rates for each month of the period during 2009 to the results during the corresponding months in 2010, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in each country in which it operates according to metrics provided by comScore Networks. MercadoLibre maintains a leadership position in 12 Latin American countries. The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements contained in this press release that are not statements of historical fact, including statements about the company's beliefs and expectations, are forward-looking statements and should be evaluated as such. Such forward-looking statements reflect, among other things, the company's current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting the company's business, all of which are subject to known or unknown risk and uncertainties that may cause the company's actual results to differ materially from those expressed or implied by these forward-looking statements, including general market conditions, adverse changes in the company's markets as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which are on file with the SEC and is available on the SEC website at www.sec.gov. Additional information will also be set forth in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which it expects to file with the SEC in November 2010. All information provided in this release and in the attachments is as of November 3, 2010 and MercadoLibre undertakes no duty to update this information. Because of the risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements.

Consolidated balance sheets

	September 30, 2010	December 31, 2009
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$ 44,451,900	$ 49,803,402
Short-term investments	6,584,453	14,580,185
Accounts receivable, net	11,132,566	4,868,377
Funds receivable from customers	4,688,610	3,785,802
Prepaid expenses	681,923	547,138
Deferred tax assets	12,152,785	5,481,182
Other assets	5,742,932	3,068,930
Total current assets	85,435,169	82,135,016
Non-current assets:
Long-term investments	65,852,573	26,627,357
Property and equipment, net	19,062,411	5,948,276
Goodwill and intangible assets, net	64,790,278	64,338,564
Deferred tax assets	4,887,165	2,897,492
Other assets	705,056	667,944
Total non-current assets	155,297,483	100,479,633

Total assets	$ 240,732,652	$ 182,614,649

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 14,689,150	$ 11,599,634
Funds payable to customers	40,240,198	31,453,410
Payroll and social security payable	9,007,823	7,428,340
Taxes payable	9,927,619	6,797,516
Loans payable and other financial liabilities	30,905	3,213,992
Total current liabilities	73,895,695	60,492,892
Non-current liabilities:
Payroll and social security payable	2,629,779	1,355,006
Loans payable and other financial liabilities	280,228	--
Deferred tax liabilities	6,439,580	5,170,799
Other liabilities	1,327,673	1,402,715
Total non-current liabilities	10,677,260	7,928,520
Total liabilities	$ 84,572,955	$ 68,421,412

Commitments and contingencies

Shareholders' equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,131,376 and 44,120,269 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	$ 44,131	$ 44,120
Additional paid-in capital	120,366,356	120,257,998
Retained earnings	57,742,063	17,656,537
Accumulated other comprehensive loss	(21,992,853)	(23,765,418)
Total shareholders' equity	156,159,697	114,193,237

Total liabilities and shareholders' equity	$ 240,732,652	$ 182,614,649

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net revenues	$ 154,399,483	$ 123,823,576	$ 55,951,378	$ 50,599,276
Cost of net revenues	(32,755,531)	(25,620,134)	(11,450,919)	(10,390,671)
Gross profit	121,643,952	98,203,442	44,500,459	40,208,605

Operating expenses:
Product and technology development	(11,425,716)	(9,016,061)	(4,224,476)	(3,295,436)
Sales and marketing	(34,863,616)	(31,342,260)	(12,281,672)	(11,048,799)
General and administrative	(21,725,081)	(19,683,004)	(8,683,605)	(6,882,020)
Total operating expenses	(68,014,413)	(60,041,325)	(25,189,753)	(21,226,255)
Income from operations	53,629,539	38,162,117	19,310,706	18,982,350

Other income (expenses):
Interest income and other financial gains	3,073,427	2,112,180	1,361,899	580,343
Interest expense and other financial charges	(6,919,307)	(9,718,003)	(567,969)	(3,873,230)
Foreign currency gain / (loss)	7,275	(2,770,725)	(354,219)	(3,299,938)
Net income before income / asset tax expense	49,790,934	27,785,569	19,750,417	12,389,525

Income / asset tax expense	(9,705,408)	(5,862,346)	(959,454)	(2,537,257)
Net income	$ 40,085,526	$ 21,923,223	$ 18,790,963	$ 9,852,268

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Basic EPS
Basic net income per common share	$ 0.91	$ 0.50	$ 0.43	$ 0.22
Weighted average shares	44,121,539	44,079,171	44,129,762	44,088,936

Diluted EPS
Diluted net income per common share	$ 0.91	$ 0.50	$ 0.43	$ 0.22
Weighted average shares	44,144,678	44,130,078	44,151,367	44,138,031

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
Cash flows from operations:
Net income	$ 40,085,526	$ 21,923,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,594,156	2,959,277
Interest expense	--	343,643
Accrued interest	(262,088)	(17,293)
Stock-based compensation expense - stock options	183	1,312
Stock-based compensation expense - restricted shares	37,696	52,706
LTRP accrued compensation	2,798,656	1,163,139
Deferred income taxes	(6,950,762)	(1,200,197)
Changes in assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(6,048,287)	(1,537,363)
Funds receivable from customers	(877,971)	(221,236)
Prepaid expenses	(113,329)	(596,311)
Other assets	(2,600,348)	(3,078,233)
Accounts payable and accrued expenses	7,856,387	104,349
Funds payable to customers	7,393,673	8,169,631
Other liabilities	(2,923,832)	(1,102,948)
Net cash provided by operating activities	41,989,660	26,963,699
Cash flows from investing activities:
Purchase of investments	(85,338,161)	(45,960,414)
Proceeds from sale and maturity of investments	51,145,297	48,348,006
Purchases of intangible assets	(12,788)	(946,500)
Purchases of property and equipment	(10,554,982)	(2,949,823)
Net cash used in investing activities	(44,760,634)	(1,508,731)
Cash flows from financing activities:
Decrease in short term debt	(2,898,702)	(12,313,161)
Stock options exercised	18,199	22,530
Net cash used in financing activities	(2,880,503)	(12,290,631)
Effect of exchange rate changes on cash and cash equivalents	299,975	2,694,057
Net (decrease) increase in cash and cash equivalents	(5,351,502)	15,858,394
Cash and cash equivalents, beginning of the year	49,803,402	17,474,112

Cash and cash equivalents, end of the period	$ 44,451,900	$ 33,332,506

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)
Supplemental cash flow information:
Cash paid for interest	$ 5,765,634	$ 8,895,023
Cash paid for income taxes	$ 16,603,211	$ 7,286,257

	Three Months Ended September 30, 2010
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 31,077,653	$ 10,802,682	$ 4,722,635	$ 5,762,290	$ 3,586,118	$ 55,951,378
Direct costs	(19,235,066)	(5,353,452)	(2,914,273)	(2,653,357)	(2,230,064)	(32,386,212)
Direct contribution	11,842,587	5,449,230	1,808,362	3,108,933	1,356,054	23,565,166

Operating expenses and indirect costs of net revenues						(4,254,460)
Income from operations						19,310,706

Other income (expenses):
Interest income and other financial gains						1,361,899
Interest expense and other financial results						(567,969)
Foreign currency losses						(354,219)
Net income before income / asset tax expense						$ 19,750,417

	Three Months Ended September 30, 2009
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 27,206,864	$ 7,512,544	$ 4,119,973	$ 8,833,848	$ 2,926,047	$ 50,599,276
Direct costs	(13,420,722)	(3,209,448)	(2,510,417)	(4,169,920)	(1,574,540)	(24,885,047)
Direct contribution	13,786,142	4,303,096	1,609,556	4,663,928	1,351,507	25,714,229

Operating expenses and indirect costs of net revenues						(6,731,879)
Income from operations						18,982,350

Other income (expenses):
Interest income and other financial gains						580,343
Interest expense and other financial results						(3,873,230)
Foreign currency losses						(3,299,938)
Net income before income / asset tax expense						$ 12,389,525

	Nine Months Ended September 30, 2010
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 88,210,536	$ 28,609,190	$ 13,861,921	$ 13,705,926	$ 10,011,910	$ 154,399,483
Direct costs	(50,090,123)	(13,985,689)	(8,544,912)	(6,759,831)	(5,694,502)	(85,075,057)
Direct contribution	38,120,413	14,623,501	5,317,009	6,946,095	4,317,408	69,324,426

Operating expenses and indirect costs of net revenues						(15,694,887)
Income from operations						53,629,539

Other income (expenses):
Interest income and other financial gains						3,073,427
Interest expense and other financial results						(6,919,307)
Foreign currency gains						7,275
Net income before income / asset tax expense						$ 49,790,934

	Nine Months Ended September 30, 2009
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 63,645,669	$ 19,023,431	$ 11,001,205	$ 23,049,806	$ 7,103,465	$ 123,823,576
Direct costs	(34,980,292)	(8,688,409)	(6,876,084)	(11,646,551)	(4,172,062)	(66,363,398)
Direct contribution	28,665,377	10,335,022	4,125,121	11,403,255	2,931,403	57,460,178

Operating expenses and indirect costs of net revenues						(19,298,061)
Income from operations						38,162,117

Other income (expenses):
Interest income and other financial gains						2,112,180
Interest expense and other financial results						(9,718,003)
Foreign currency losses						(2,770,725)
Net income before income / asset tax expense						$ 27,785,569

Non-GAAP Measures of Financial Performance

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MercadoLibre's results of operations as the corresponding GAAP measures.

Reconciliation to the most comparable GAAP measure of all non-GAAP financial measures included in this press release can be found in the tables included at the end of this press release.

These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain compensation expenses and unusual foreign currency effects that may not be indicative of its core operating results, thereby enhancing an investor's ability to make period over period comparisons of the company's results. The company believes the inclusion of these non-GAAP measures provides an element of consistency in the company's financial reporting and uses these measures in internal budgets and models and in determining executive compensation benchmarks.

In this press release MercadoLibre also includes each of net income, earnings per basic and diluted share, blended and effective tax rates and certain margin percentages for the three and nine-month periods ended September 30, 2010 and 2009 after excluding (or adding back) the following charges required by GAAP:

Long term retention plan compensation

(a) On August 8, 2008, the Board of Directors approved a long-term employee retention program (the 2008 LTRP) for certain executives based on 2008 performance that will be payable 50% in cash and 50% in MercadoLibre common stock, in addition to their annual salary and bonus. Payments will be made during the first quarter on an annual basis according to the following vesting schedule: year 1 (2009): 17%, year 2 (2010): 22%, year 3 (2011): 27%, year 4 (2012): 34%.

(b) On June 10, 2009 the Board of Directors approved a long-term employee retention (the 2009 LTRP) program for certain executives based on 2009 performance. If earned, payments to eligible employees under the 2009 LTRP will be in addition to payments of base salary and cash bonus, if earned, made to these employees. In order to receive an award under the 2009 LTRP, each eligible employee must satisfy the performance conditions established by the board of directors for him or her. If these conditions are satisfied, the eligible employee will, subject to his or her continued employment as of each applicable payment date, receive the full amount of his 2009 LTRP bonus, payable as follows: (I) the eligible employee will receive a fixed cash payment equal to 6.25% of his or her 2009 LTRP bonus once a year during eight years starting in 2010 (the "2009 Fixed Payment"); and (II) on each date the company pays the Fixed Payment to an eligible employee, he or she will also receive a cash payment (the "2009 Variable Payment") equal to the product of (i) 6.25% of the applicable 2009 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2008 Stock Price, defined as $13.81, which was the average closing price of the Company's common stock on the NASDAQ Global Market during the final 60 trading days of 2008. The "Applicable Year Stock Price" shall equal the average closing price of the Company's common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date.

(c) On June 25, 2010, the board of directors adopted the 2010 Long Term Retention Plan (the "2010 LTRP"). If earned, payments to eligible employees under the 2010 LTRP will be in addition to payments of base salary and cash bonus, the latter if earned, made to these employees. In order to receive an award under the 2010 LTRP, each eligible employee must satisfy the performance conditions established by the board of directors for him or her. If these conditions are satisfied, the eligible employee will, subject to his or her continued employment as of each applicable payment date, receive the full amount of his 2010 LTRP bonus, payable as follows: (I) the eligible employee will receive a fixed cash payment equal to 6.25% of his or her 2010 LTRP bonus once a year for a period of eight years starting in 2011 (the "2010 Annual Fixed Payment"); and (II) on each date we pay the Annual Fixed Payment to an eligible employee, he or she will also receive a cash payment (the "2010 Variable Payment") equal to the product of (i) 6.25% of the applicable 2010 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2009 Stock Price, defined as $45.75, which was the average closing price of our common stock on the NASDAQ Global Market during the final 60 trading days of 2009. The "Applicable Year Stock Price" shall equal the average closing price of our common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date.

For the 2008 LTRP and the Variable Payment of the 2009 and 2010 LTRP, the U.S. GAAP compensation cost is recognized in accordance with the graded-vesting attribution method and is accrued up to each payment day. For the Fixed Payment of the 2009 and 2010 LTRP, the compensation cost is recognized in a straight-line basis. The non-GAAP measures were calculated with the cost for each period being accrued in the full fiscal year immediately preceding the payment date according to the same payment schedule in which 27% and 22% of the cost of the 2008 LTRP plan vests during the three and nine-months periods ended September 30 2010 and 2009 respectively, and 12.5% of the cost of the 2009 and 2010 LTRP vests during the three- and nine-month periods ended September 30, 2010 and 2009. The following tables show a reconciliation of this cost from the GAAP measures to the non-GAAP measures.

Venezuelan foreign currency re-measurement effect

In the comparative period this amount relates to re-measurement of assets and liabilities in U.S. dollars in the Venezuelan statutory Financial Statements. Until September 30, 2009, the Venezuelan subsidiaries have re-measured the assets and liabilities outstanding in U.S. dollar balances at the parallel exchange rate and translated them to the official exchange rate. Starting in the fourth quarter of 2009, as a result of the changes in facts and circumstances that affect the Company's ability to convert currency for dividends remittances using the official exchange rate in Venezuela, the Venezuelan subsidiaries assets, liabilities, income and expense accounts have been translated using the parallel exchange rate, for that reason there is no longer a mismatch between the re-measurement exchange rate and the translation exchange rate. The following tables exclude the foreign currency re-measurement effect generated in the three and nine-month periods ended September 30, 2009 from applying different exchange rates in order to facilitate comparisons to present quarter figures, and to highlight this exchange rate matter.

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009

Net income	$ 40,085,526	$ 21,923,223	$ 18,790,963	$ 9,852,268
Long term retention plan compensation net of tax effect	800,680	432,420	451,691	174,130
Venezuelan foreign currency re-measurement effect	--	(1,482,719)	--	1,011,313
Non-GAAP net income	$ 40,886,206	$ 20,872,924	$ 19,242,654	$ 11,037,711

Basic net income per common share:	$ 0.91	$ 0.50	$ 0.43	$ 0.22
Non-GAAP basic net income per common share:	$ 0.93	$ 0.47	$ 0.44	$ 0.25

Shares used in basic net income per share calculation:	44,121,539	44,079,171	44,129,762	44,088,936

Diluted net income per common share	$ 0.91	$ 0.50	$ 0.43	$ 0.22
Non-GAAP diluted net income per common share:	$ 0.93	$ 0.47	$ 0.44	$ 0.25

Shares used in diluted net income per share calculation:	44,144,678	44,130,078	44,151,367	44,138,031

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009

Income and asset tax expense	$ 9,705,408	$ 5,862,346	$ 959,454	$ 2,537,257
Income taxes related with long term retention plan compensation	345,660	189,310	279,986	135,255
Income taxes related with Venezuelan foreign currency effects	--	(763,825)	--	520,979
Non-GAAP income and asset tax expense	$ 10,051,068	$ 5,287,831	$ 1,239,440	$ 3,193,491

Income before income taxes	$ 49,790,934	$ 27,785,569	$ 19,750,417	$ 12,389,525
Long term retention plan compensation	1,146,339	621,730	731,677	309,385
Venezuelan foreign currency re-measurement effect	--	(2,246,544)	--	1,532,292
Non-Gaap income before income taxes	$ 50,937,274	$ 26,160,755	$ 20,482,094	$ 14,231,202

Blended tax rate (1)	19.5%	21.1%	4.9%	20.5%
Non-GAAP Blended tax rate (1)	19.7%	20.2%	6.1%	22.4%

Effective tax rate (2) (3)	32.8%	24.3%	32.1%	30.8%
Non-Gaap Effective tax rate (2) (3)	32.6%	26.4%	32.2%	27.8%

1 - Blended tax rate defined as income and asset tax expense as a percentage of income before income and asset tax.
2 - Effective income tax rate defined as the provision for income taxes (net of charges related to dividend distribution from foreign subsidiaries which are offset with domestic foreign tax credits) as a percentage of income before income tax.
3 - The effective tax rate does not include the effect of the Mexican Tax call Impuesto Empresarial a Tasa Única (IETU).

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009

Net revenue	$ 154,399,483	$ 123,823,576	$ 55,951,378	$ 50,599,276
GAAP
Net Income	$ 40,085,526	$ 21,923,223	$ 18,790,963	$ 9,852,268
Earnings per share (basic)	$ 0.91	$ 0.50	$ 0.43	$ 0.22
Earnings per share (diluted)	$ 0.91	$ 0.50	$ 0.43	$ 0.22
Non-GAAP
Net Income	$ 40,886,206	$ 20,872,924	$ 19,242,654	$ 11,037,711
Earnings per share (basic)	$ 0.93	$ 0.47	$ 0.44	$ 0.25
Earnings per share (diluted)	$ 0.93	$ 0.47	$ 0.44	$ 0.25
CONTACT:  MercadoLibre, Inc.
          Investor Relations
          Pedro Arnt
          investor@mercadolibre.com
          http://investor.mercadolibre.com